Exhibit 23.2

Child, Van Wagoner & Bradshaw, PLLC

 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 We hereby consent to the incorporation by reference  in the Form S-8 Registration Statement of  American Sands Energy Corp.   of our report dated May 28, 2010,  contained in Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2011, filed on or about January 17, 2012.

/s/ Child, Van Wagoner & Bradshaw, PLLC
Certified Public Accountants
Salt Lake City, Utah
January 16, 2012

5296 So. Commerce Dr., Suite 300 • Salt Lake City, Utah 84107-5370
Telephone: (801) 281-4700 • Facsimile: (801) 281-4701

Members: American Institute of Certified Public Accountants • Utah Association of Certified Public Accountants